UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2012

Ally Financial Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-3754	38-0572512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Renaissance Center P.O. Box 200 Detroit, Michigan		48265-2000
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 710-4623

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 9, 2012, Ally Financial Inc. (“Ally”) entered into an Underwriting Agreement incorporating Ally’s Underwriting Agreement Standard Provisions (Debt Securities) (together, the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several Underwriters named therein (the “Underwriters”), pursuant to which Ally agreed to sell to the Underwriters $1,000,000,000 aggregate principal amount of 5.500% Senior Guaranteed Notes due 2017 (the “Notes”). The Notes will be guaranteed by Ally US LLC, IB Finance Holding Company, LLC, GMAC Latin America Holdings LLC, GMAC International Holdings B.V. and GMAC Continental Corporation, each a subsidiary of Ally, on an unsubordinated basis (the “Guarantees” and, together with the Notes, the “Securities”). The Securities were registered pursuant to Ally’s shelf registration statement on Form S-3 (File No. 333-171519), which became automatically effective on January 3, 2011.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, and termination and other customary provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the document which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Report.

Exhibit No.	Description of Exhibits
1.1	Underwriting Agreement, dated as of February 9, 2012, among Ally Financial Inc. and Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several Underwriters named therein (including Ally’s Underwriting Agreement Standard Provisions (Debt Securities)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Date: February 13, 2012	By:	/s/ David J. DeBrunner
Name: David J. DeBrunner
Title: Vice President, Chief Accounting Officer and Controller